ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

Exhibit 11

                        EARNINGS PER SHARE COMPUTATIONS

The table below details the number of common shares and common stock equivalents used in the computation of primary and fully diluted earnings per share

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                                1996           1997
                                                                ----           ----
Primary:
  Weighted average common shares outstanding                 2,954,472     4,860,434
  Effect of shares issuable under stock option plans            75,124       111,762
    using the treasury stock method
  Effect of shares issue and options granted in 1995 at         31,375
    prices below the initial public offering price using
    the treasury stock method
  Effect of shares issuable upon exercise of warrants                          9,363
    using the treasury stock method                          -----------------------
  Shares used in computing primary earnings per share        3,060,971     4,981,559
                                                             =======================
Primary Earnings Per Share                                                     $0.09
                                                                           =========

Fully Diluted:
  Weighted average common and common equivalent              3,060,971     4,981,559
    shares outstanding
  Effect of period end market price over aggregate price for    10,430
    common stock equivalents
  Effect of shares contingently issuable under warrants          7,629
    issued with the 8% subordinated debentures using
    the treasury stock method                                -----------------------
  Shares used in computing fully diluted earnings per share   3,079,030    4,981,559
                                                             =======================
Fully Diluted Earnings Per Share                                               $0.09
                                                                           =========